EXHIBIT 99.1

            Ultratech Announces First Quarter 2007 Results

    SAN JOSE, Calif.--(BUSINESS WIRE)--April 19, 2007--Ultratech, Inc. (Nasdaq:UTEK) today announced unaudited results for the three-month period ended March 31, 2007.

    For the first quarter of fiscal 2007, Ultratech reported net sales of $27.4 million compared to $34.9 million during the first quarter of 2006. Ultratech's net loss for the first quarter of 2007 was $3.2 million or $0.14 per share compared to a net profit of $1.6 million or $0.06 per share (diluted) for the same quarter last year.

    Arthur W. Zafiropoulo, Ultratech Chairman and Chief Executive Officer, stated, "At the end of 2006, we recognized the need to resize our company in response to changing market conditions. Since that decision was made, Ultratech has continued to make headway operationally and I am pleased with our plan execution during the quarter. Most notably, during the quarter, we recognized revenue for two LSA100 tools, improved gross margins by decreasing manufacturing and logistics costs, reduced inventories and increased cash."

    "Although the business environment of the semiconductor industry continues to be uncertain, our strategy to drive operational efficiencies on a global scale remains unchanged. Ultratech continues to aggressively manage our operating expenses while maintaining our commitment to create long-term growth and value for our stockholders. We believe that these strategies are designed to enhance our operating performance through the course of this year and in following years," Zafiropoulo concluded.

    At March 31, 2007, Ultratech had $129 million in cash, cash equivalents, short-term and long-term investments. Working capital was $112 million and stockholders' equity was $7.39 per share based on 23,251,782 total shares outstanding on March 31, 2007.

    Conference Call Information

    The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time on Thursday, April 19, 2007. To listen to the call over the Internet or to obtain telephone dial-in information for the call, please go to Ultratech's web site at www.ultratech.com.

    If you are unable to attend the live conference call, a replay will be available on Ultratech's web site. If you do not have Internet access, a replay of the call will be available three hours after the conclusion of the call and run until 9:00 p.m. Pacific Time, April 21, 2007. You may access the telephone replay by dialing 888-203-1112 for domestic callers, 719-457-0820 for international callers and entering access code: 9014754.

    Profile

    Ultratech, Inc. (NasdaqGM:UTEK) designs, manufactures and markets photolithography equipment used worldwide in the fabrication of semiconductor and nanotechnology devices, and has expanded its technology scope in pioneering laser processing technology for IC manufacturing. Founded in 1979, Ultratech is a market leader in gold and solder bump lithography. Its products are designed to substantially reduce the cost of ownership for manufacturers in the electronics industry. The company's home page on the World Wide Web is located at www.ultratech.com.

    Certain of the statements contained herein, which are not historical facts and which can generally be identified by words such as "anticipates," "expects," "intends," "will," "could," "believes," "estimates," "continue," and similar expressions, are forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, such as risks related to integration of Oraxion's technology and products with our technology and products and market acceptance thereof; our dependence on new product introductions and market acceptance of new products and enhanced versions of our existing products; lengthy sales cycles, including the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; integration, development and associated expenses of the laser processing operation; delays, deferrals and cancellations of orders by customers; cyclicality in the semiconductor and nanotechnology industries; pricing pressures and product discounts; high degree of industry competition; intellectual property matters; expiration of licensing arrangements, and the resulting adverse impact on our licensing revenues; changes to financial accounting standards; changes in pricing by us, our competitors or suppliers; customer concentration; international sales; timing of new product announcements and releases by us or our competitors; ability to volume produce systems and meet customer requirements; sole or limited sources of supply; ability and resulting costs to attract or retain sufficient personnel to achieve our targets for a particular period; dilutive effect of employee stock option grants on net income per share, which is largely dependent upon us achieving and maintaining profitability and the market price of our stock; mix of products sold; rapid technological change and the importance of timely product introductions; outcome of litigation; changes in accounting policies or interpretations of such policies; manufacturing variances and production levels; timing and degree of success of technologies licensed to outside parties; product concentration and lack of product revenue diversification; inventory obsolescence; asset impairment; effects of certain anti-takeover provisions; future acquisitions; volatility of stock price; foreign government regulations and restrictions and the exporting of sensitive technologies and jobs to certain countries; business interruptions due to natural disasters or utility failures; environmental regulations; and any adverse effects of terrorist attacks in the United States or elsewhere, or government responses thereto, or military actions in Iraq, Afghanistan and elsewhere, on the economy, in general, or on our business in particular. Such risks and uncertainties are described in Ultratech's SEC reports including its Annual Report on Form 10-K filed for the year ended December 31, 2006. Due to these and additional factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. These forward-looking statements are based on management's current beliefs and expectations, some or all of which may prove to be inaccurate, and which may change. We undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date of this release.

                           ULTRATECH, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS

                                                Mar. 31,    Dec. 31,
(In thousands )                                   2007       2006(a)
----------------------------------------------------------------------
ASSETS                                         (Unaudited)

Current assets:
----------------------------------------------
     Cash, cash equivalents, and short-term
      investments                                 $90,228     $78,090
     Accounts receivable                           26,599      18,054
     Inventories                                   38,291      40,988
     Prepaid expenses and other current assets      3,038       2,181
----------------------------------------------------------------------
Total current assets                              158,156     139,313

Long-term investments                              38,289      48,328

Equipment and leasehold improvements, net          21,055      20,368

Demonstration inventories, net                      4,524       4,717

Other assets                                        2,500       3,324
----------------------------------------------------------------------

Total assets                                     $224,524    $216,050
======================================================================


----------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
----------------------------------------------
     Notes payable                                $16,278      $6,974
     Accounts payable                               9,647      10,440
     Deferred product and service income            4,518       2,950
     Other current liabilities                     15,454      13,998
----------------------------------------------------------------------
Total current liabilities                          45,897      34,362

Other liabilities                                   6,855       7,579

Stockholders' equity                              171,772     174,109
----------------------------------------------------------------------

Total liabilities and stockholders' equity       $224,524    $216,050
======================================================================

(a) The balance sheet as of December 31, 2006 has been derived from the audited financial statements as of that date.

                           ULTRATECH, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (UNAUDITED)

                                                    Three Months Ended
                                                    ------------------
                                                    Mar. 31,  Apr. 1,
(In thousands, except per share amounts)              2007      2006
----------------------------------------------------------------------
Total net sales(a)                                  $27,368   $34,944

Cost of sales:
---------------------------------------------------
   Cost of products sold                             14,460    19,116
   Cost of services                                   2,108     2,171
----------------------------------------------------------------------
Total cost of sales                                  16,568    21,287
----------------------------------------------------------------------
Gross profit                                         10,800    13,657
Operating expenses:
---------------------------------------------------
   Research, development, and engineering             5,964     6,153
   Selling, general, and administrative               9,302     7,297
----------------------------------------------------------------------
Operating income (loss)                              (4,466)      207
Interest expense                                       (333)      (12)
Interest and other income, net                        1,669     1,517
----------------------------------------------------------------------

Income (loss) before tax                             (3,130)    1,712
Income taxes                                            115       130
----------------------------------------------------------------------
Net income (loss)                                   ($3,245)   $1,582
----------------------------------------------------------------------
Earnings per share - basic:
---------------------------------------------------
   Net income (loss)                                 ($0.14)    $0.07
   Number of shares used in per share calculations
    - basic                                          23,285    23,830
Earnings per share - diluted:
---------------------------------------------------
   Net income (loss)                                 ($0.14)    $0.06
   Number of shares used in per share calculations
    - diluted                                        23,285    25,127
----------------------------------------------------------------------
(a) Systems Sales                                   $18,806   $26,873
  Parts Sales                                         4,701     4,536
  Service Sales                                       3,861     3,535
----------------------------------------------------------------------
    Total Sales                                     $27,368   $34,944
----------------------------------------------------------------------

    UTEK-F


    CONTACT: Ultratech, Inc.
             Bruce Wright, 408-321-8835
             Sr. Vice President, Finance/CFO
             or
             Laura Rebouche, 408-321-8835
             Vice President of Investor Relations
             and Corporate Communications